UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 9, 2007
Avanir Pharmaceuticals
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On November 9, 2007, AVANIR Pharmaceuticals (the “Company”) entered into a task order (the “Task Order”) under the Company’s Clinical Development Master Service Agreement (the “Agreement”) with Kendle International Inc. (“Kendle”). Pursuant to the Task Order, Kendle will provide clinical trial management and related clinical services to the Company relating to the Company’s planned Phase III trial for Zenvia for the treatment of pseudobulbar affect (PBA) (A Double-Blind, Randomized, Placebo Controlled, Multicenter Study to Assess the Safety and Efficacy and to Determine the Pharmakinetics of Two Doses of AVP-923 (Dextromethorphan/Quinidine) in the Treatment of Pseudobulbar Affect (PBA) in Patients with Amyotrophic Lateral Sclerosis and Multiple Sclerosis).
     The Company expects to incur total costs of approximately $7 million over the next three fiscal years in connection with Kendle’s performance of its services under the Task Order. The Task Order is effective as of August 13, 2007 and will terminate on August 19, 2009. Either party may terminate the Agreement or the Task Order upon material breach or insolvency or on 60 days’ prior written notice.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2007	Avanir Pharmaceuticals
	By:	/s/ Martin Sturgeon
Martin Sturgeon
Vice President and Interim Chief Financial Officer

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